UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

MICHAEL KORS HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-35368	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Michael Kors Limited

Unit 1902, 19/F, Tower 6

The Gateway, Harbour City

Tsim Sha Tsui, Kowloon, Hong Kong

(Address of principal executive offices)

(852) 3928-5563

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 1, 2013, Michael Kors Holdings Limited (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). Shareholders were asked to vote with respect to the four proposals listed below. A total of 175,178,414 votes were cast (representing 86.6% of the total shares outstanding on the record date) as follows:

Proposal No. 1 (Election of Directors) – Each of the three Class II directors nominated for election at the Annual Meeting was elected to serve until the Company’s annual meeting of shareholders in 2016 and until the election and qualification of their respective successors in office by the number of votes set forth below:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
Michael Kors	157,882,305	6,166,971	74,431	11,054,707
Judy Gibbons	162,978,485	1,065,355	79,867	11,054,707
Lawrence Stroll	143,277,606	20,766,710	79,391	11,054,707

Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm) – The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2014 was approved by the number of votes set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
172,151,907	2,943,706	82,801	0

Proposal No. 3 (Say on Pay) – The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, by the number of votes set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
163,231,600	770,666	121,441	0

Proposal No. 4 (Say on Frequency) – The voting results with respect to the frequency of future advisory votes on the Company’s executive compensation was as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON- VOTES
149,200,159	3,021,668	11,783,401	118,479	0

In accordance with the results of this vote, the Company’s Board of Directors has determined to implement an annual advisory vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICHAEL KORS HOLDINGS LIMITED

Date: August 7, 2013	By:	/s/ Joseph B. Parsons
Name: Joseph B. Parsons
Title: Executive Vice President, Chief Financial Officer,
Chief Operating Officer & Treasurer